Exhibit 31.2
CERTIFICATIONS
I, Miriam Martinez, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Emergent Capital, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ Miriam Martinez
Miriam Martinez
Chief Financial Officer
(Principal Financial Officer)

March 16, 2020